CONSENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference, in the Registration Statement No. 333- 18667 on Amendment No. 1 to Form SB-2 on Form S-3, the Registration Statement No. 333- 39327 on Form S-8, the Registration Statement No. 333-65303 on Form S-3, the Registration Statement No. 333-82137 on Form S-8, and the Registration Statement No. 333-30330 on Form S-8, of our report dated February 25, 1999 on the Consolidated Financial Statement for the year ended December 31, 1998 which appears in the annual report on Form 10-KSB of MyTurn.com, Inc. (f/k/a Compu-DAWN, Inc.) for the year ended December 31, 1999.


                                              /s/ Lazar Levine & Felix, LLP
                                              -----------------------------
                                              LAZAR LEVINE & FELIX LLP


New York, New York
April 13, 2000


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